1995 Long-Term Incentive Plan

Eljer Industries, Inc.

May 1995































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Contents
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                                                                         Page

Article 1. Establishment, Purpose, and Duration                            1

Article 2. Definitions                                                     1

Article 3. Administration                                                  4

Article 4. Eligibility and Participation                                   5

Article 5. Establishment of Phantom Stock Units                            6

Article 6. Grant of Phantom Stock Units                                    6

Article 7. Termination of Employment                                       7

Article 8. Change in Control                                               8

Article 9. Payout of Phantom Stock Units                                   8

Article 10. Rights of Participants                                         8

Article 11. Miscellaneous Provisions                                       9

Article 12. Requirements of Law                                           10


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Eljer Industries, Inc.
1995 Long-Term Incentive Plan

Article 1. Establishment, Purpose, and Duration
     1.1 Establishment of the Plan. Eljer Industries, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Eljer Industries, Inc. 1995 Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document.

     The Plan shall become effective as of April 18, 1995 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

     1.2 Purposes. The purposes of the Plan are to promote the achievement of long-term financial objectives by linking the long-term incentive compensation of key executives to increases in value of the Company; to attract and retain executives of outstanding competence; and to encourage teamwork among key executives.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect until terminated by the Board of Directors pursuant to Section 3.3 herein. Notwithstanding the foregoing, no Award may be granted under the Plan after December 31, 2005.

Article 2. Definitions
     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     2.1 "Accrued Value" means the appreciation in the worth of a Phantom Stock Unit from the date of grant up to and including the Valuation Date, as determined by the Committee pursuant to a Valuation. The Accrued Value of Phantom Stock Units shall not include the Initial Value of such Units.

     2.2 "Award" means, individually or collectively, a grant of Phantom Stock Units under the Plan.

     2.3 "Award Agreement" means an agreement entered into by and between the Company and each Participant, setting forth the terms and provisions applicable to Phantom Stock Units granted under the Plan.

     2.4 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.


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     2.5 "Board of Directors" or "Board" means the Board of Directors of the Company.

     2.6 "Change in Control" of the Company means and shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

     (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

     (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date of this Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

     (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition  of  all  or  substantially  all the Company's assets; or
           (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

           However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if such Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if such Participant is an equity participant in the purchasing company or group (except for:





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     (i) passive  ownership of less than three  percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

           Further, notwithstanding any other provision of this Plan, in no event shall a Change in Control be deemed to have occurred as a direct result of the contribution by the Company of common stock of the Company in the United States Brass Corporation ("U.S. Brass") Chapter 11 bankruptcy case to settle, defend, release, or otherwise resolve any liability of or claim against the Company arising in connection with the manuyfacture, marketing or sale of polybutylene plumbing systems by U.S. Brass, as determined by the Committee in its sole discretion.

     2.7 "Committee" shall mean the Compensation Committee of the Board.

     2.8  "Company"  means  Eljer  Industries,   Inc.,  a  Delaware  corporation
(including any and all subsidiaries),  and any successor thereto, as provided in
Section 11.5 hereof.

     2.9 "Director" means an individual who is a member of the Board of Directors of the Company.

     2.10 "Disability" means permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

     2.11 "Initial Value" means the value of a Phantom Stock Unit on the date of grant, as determined by the Committee pursuant to Section 5.2 hereof.

     2.12 "Key Employee" means a key officer or selected manager of the Company who is in a position to directly or indirectly make or influence policy decisions which materially impact the Company's continued growth and development and its long-term financial success, as determined by the Committee.

     2.13 "Normal Retirement" shall mean the date a Participant attains age 65.

     2.14 "Participant" means a Key Employee of the Company who has received an Award under this Plan.


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     2.15  "Performance  Period" means the time period  beginning on the date of grant of Phantom Stock Units and ending three years following the date of grant, or such other period specified by the Committee for each Award.

     2.16 "Phantom Stock Unit" or "Unit" means an Award granted to a Participant as a measure of participation under the Plan, and having a value which changes in direct relation to changes in the value of the Company's common stock, as determined pursuant to a Valuation.

     2.17 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     2.18 "Plan" means the Eljer Industries, Inc. 1995 Long-Term Incentive Plan, as set forth herein.

     2.19 "Plan Year" means the Company's fiscal year.

     2.20 "Valuation" means an appraisal of the worth of a Phantom Stock Unit based on changes in the value of the Company's common stock, as determined by the Committee pursuant to Article 5 hereof; provided, however, that for purposes of conducting a Valuation hereunder, the Value of the Company's common stock shall be based on the average of the high and the low selling price of shares of common stock of the Company on the principal securities exchange on which such shares are publicly traded for the ten (10) trading days immediately preceding and following the Valuation Date.

     2.21 "Valuation Date" means the last day of the Performance Period or such other date on which the Committee authorizes the Valuation of a Phantom Stock Unit pursuant to the terms and conditions of this Plan.

Article 3. Administration
     3.1 The Committee. The Plan shall be administered by the Committee.

     3.2 Authority of the Committee. Subject to the provisions herein, except as limited by law or by the Company's Articles of Incorporation or Bylaws, the Committee shall have full power to: (i) select Key Employees to participate in the Plan; (ii) determine the size and frequency of grants (which need not be the same for each Participant); (iii) determine the terms and conditions of each grant in a manner consistent with the provisions of the Plan; (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan;
(v) establish, amend, rescind, or waive rules and regulations for the


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Plan's  administration;  and (vi)  (subject  to the  provisions  of Section  3.3 herein) amend, modify, and/or terminate the Plan. Further, the Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan to the extent consistent with the Plan.

     Except as limited by applicable law, the Committee, at its discretion, has the right to delegate any or all of its administrative duties to any employee or employees of the Company; and to rely on outside counsel, independent accountants, or other consultants to render advice and/or assistance in fulfilling any of its administrative duties hereunder.

     3.3 Amendment, Modification, and Termination. The Committee, at its discretion, without prior notice, at any time and from time to time, may modify, or amend, in whole or in part, any or all of the provisions of the Plan, or may suspend or terminate the Plan at any time.

     Notwithstanding the foregoing, other than as permitted by the Plan, no such amendment, modification, suspension, or termination by the Committee or the Board may materially adversely affect any outstanding Phantom Stock Unit or the rights attached thereto, without the written consent of the Participant (or a Participant's beneficiary, as appropriate).

     3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its employees, Participants, and any other person claiming an interest under the Plan.

Article 4. Eligibility and Participation
     4.1 Eligibility. Eligibility for participation in the Plan shall be limited to Key Employees, as determined by the Committee, at its sole discretion.

     4.2 Participation. Subject to the provisions of the Plan, the Chief Executive Officer of the Company will identify and the Committee shall approve which, if any, Key Employees shall receive a grant of Phantom Stock Units hereunder. The Chief Executive Officer may be nominated for participation only by the Committee Chairperson or a majority of the members of the Committee.

     As soon as practicable following selection and approval for participation, each Participant shall execute an Award Agreement with the Company, as provided in Section 6.3 herein, which shall contain a description of the number of Phantom Stock Units granted, and all material terms and conditions to which the Phantom Stock Units are subject.



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Article 5. Establishment of Phantom Stock Units
     5.1 Number of Phantom Stock Units Available. The number of Phantom Stock Units which may be granted in the aggregate under this Plan is four hundred thousand (400,000). Phantom Stock Units which lapse, expire or terminate for any reason without payment shall once again become available for grant under the Plan.

     5.2 Value of Phantom Stock Units. Each Phantom Stock Unit shall have an Initial Value that is equal to the average of the high and the low selling price of one share of common stock of the Company on the principal securities exchange on which such Company shares are publicly traded as of the date such Units are deemed to be granted, or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

     Subsequent to such date of grant, the value of each Phantom Stock Unit shall change in direct relationship to changes in the value of a share of the Company's common stock as determined by the Committee pursuant to a Valuation. The Committee, subject to the terms of the Plan, shall establish rules and procedures which shall govern the determination of the Initial Value and Accrued Value of Phantom Stock Units granted hereunder.

     5.3 Adjustments. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number of Phantom Stock Units subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the Committee, in its sole discretion, may refrain from making any such adjustment (or may make any adjustment it deems advisable) in the event such change in corporate capitalization is a direct result of the contribution by the Company of common stock of the Company in the U.S. Brass Chapter 11 bankruptcy case to settle, defend, release, or otherwise resolve any liability of or claim against the Company arising in connection with the manufacture, marketing or sale of polybutylene plumbing systems by U.S. Brass.

Article 6. Grant of Phantom Stock Units
     6.1 Grant of Phantom Stock Units. Subject to the terms of the Plan, Phantom Stock Units may be granted to eligible key Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number and frequency of Phantom Stock Units granted to each Participant.



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     6.2 Vesting of Phantom Stock Units.  Subject to the terms of Articles 7 and
8 herein, a Participant's Phantom Stock Units shall become vested at the end of the applicable Performance Period or on such other date or dates as determined by the Committee in its sole discretion.

     6.3 Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be signed by an officer of the Company and by the Participant, and shall contain the terms and conditions that apply to the grant, which shall include, but shall not be limited to, the number of Phantom Stock Units granted, the Initial Value assigned to each Phantom Stock Unit, the vesting period of the Phantom Stock Units, and the timing, calculation of, and conditions to payout of Phantom Stock Units. Except as otherwise provided by the Plan, the included terms and conditions need not be the same for each Participant, nor for each grant.

     6.4  Phantom  Stock  Unit  Account.  A Phantom  Stock  Unit  Account  ("the
Account") shall be established and maintained by the Company for each Participant that receives an Award under the Plan. As the value of each Phantom Stock Unit changes, the Account established on behalf of each Participant shall be adjusted accordingly. Each Account shall be the record of the Phantom Stock Units granted to the Participant under the Plan on each applicable grant date, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

Article 7. Termination of Employment
     7.1 Termination of Employment Due to Death, Disability, or Normal Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Normal Retirement prior to the end of the Performance Period, the Participant's Phantom Stock Units shall vest, and shall be paid, in cash, as soon as practicable following the effective date of such termination of employment. In such event, the amount of payout of such Phantom Stock Units shall be determined by the Committee on the terms set forth in the Participant's Award Agreement and in the Plan. Such terms may include, but are not limited to, the proration of the amount of payout based on the number of months during the applicable Performance Period in which the Participant was employed by the Company.

     7.2 Termination of Employment for Other Reasons. In the event the employment of a Participant is terminated prior to the end of a Performance Period for any reason other than those reasons set forth in Section 7.1 herein, all Phantom Stock Units shall be forfeited by the Participant to the Company, without payment to the Participant, unless provided otherwise by the Committee.



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Article 8. Change in Control
     In the event of a Change in Control of the Company, the Participant's Phantom Stock Units shall become immediately vested as of the effective date of such Change in Control. The Accrued Value of all of a Participant's Phantom Stock Units shall be paid, in cash, as soon as practicable thereafter, but in no event later than thirty (30) days following the effective date of the Change in Control.

Article 9. Payout of Phantom Stock Units
     9.1 Amount of Payout. Except as provided otherwise in this Plan, the total amount payable to a Participant shall be the aggregate Accrued Value of the Participant's vested Phantom Stock Units, if any, at the end of the Performance Period, or at such other Valuation Date established by the Committee. The Accrued Value shall not include the Initial Value of such Phantom Stock Units.

     9.2 Timing of Payout. Except as otherwise provided herein, the Accrued Value of Phantom Stock Units determined pursuant to the terms of the Plan shall be paid to Participants, in cash, as soon as practicable following the end of the Performance Period, but in no event later than thirty (30) days following the end of the Performance Period, as provided herein.

     9.3 Deferral of Payout. The Committee may permit a Participant to defer his or her receipt of cash that would otherwise be due with respect to Phantom Stock Units granted under the Plan. If such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 10. Rights of Participants
     10.1 Employment. Nothing in this Plan shall interfere with, or limit in any way, the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     10.2 Participation. No Participant or other employee shall, at any time, have a right to be selected for participation in the Plan.

     10.3 Nontransferability. No Phantom Stock Unit, right, or interest granted to a Participant under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     10.4 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any amount under the Plan is to be paid in case of the Participant's death before receipt of any or all of such amounts. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such



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designation, amounts remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     10.5 Employee Benefit Plans. Phantom Stock Units and any amounts payable hereunder shall not be considered part of covered compensation for purposes of any of the Company's qualified or non-qualified employee benefit plans.

Article 11. Miscellaneous Provisions
     11.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.2 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.3 Costs of the Plan. All costs of the Plan including, but not limited to, payout of Phantom Stock Units and administrative expenses, shall be incurred by the Company out of the Company's general assets. Although not prohibited from doing so, the Company is not required in any way to segregate assets in any manner or to specifically fund the benefits provided under this Plan.

     11.4 Tax Withholding. The Company shall have the right to deduct from any payments under this Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

     11.5 Successors. All obligations of the Company under this Plan with respect to Phantom Stock Units, and the corresponding rights granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the voting interests, the business and/or the assets of the Company.

     11.6 Indemnification. Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or


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paid by him or her in satisfaction of any judgment in any such action,  suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled through any authority that the Company may have to indemnify them or hold them harmless, or by operation of law.

Article 12. Requirements of Law
     12.1 Requirements of Law. The granting, administration, and payout of Phantom Stock Units under this Plan shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

     12.2 Governing Law. To the extent not preempted by federal law, this Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Texas.



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